UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph M. Jacobs, director of Rhino GP LLC, the general partner of Rhino Resource Partners LP (the “Partnership”), has announced his resignation from the board of directors of Rhino GP LLC as of April 6, 2015.  Mr. Jacobs’ decision to resign from the board was not the result of any disagreement with the Partnership.

On April 6, 2015, Philip Braunstein was appointed as a director of Rhino GP LLC. Mr. Braunstein joined Wexford Capital in 2007 and currently serves as Vice President of the firm. Mr. Braunstein is responsible for overseeing the acquisition, management and disposition of many of Wexford Capital’s private equity investments across a number of sectors and has served on the boards of private companies in which Wexford Capital has held investments. Mr. Braunstein holds a B.S. in Applied Economics and Management from Cornell University. Mr. Braunstein was selected to serve as a director due to his significant experience in overseeing private equity investments and his knowledge across various industries and businesses.

On April 9, 2015, Joseph E. Funk was appointed as a director of Rhino GP LLC. Mr. Funk has served as President and Chief Executive Officer of Rhino GP LLC since November 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner

Dated: April 9, 2015	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel